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                                   EXHIBIT 4.1

                             CHINA VENTURES LIMITED
                      (Incorporated in the Cayman Islands)

                                SHARE CERTIFICATE


Certificate Number: 002                               Number of Shares: 123,750

     This Certifies that HONG YANG is the registered holder of ONE HUNDRED TWENTY-THREE THOUSAND SEVEN HUNDRED AND FIFTY ORDINARY SHARES OF US $0.001 EACH, subject to the Memorandum and Articles of Association of the Company and transferable only on the books of the Company by the holder hereof in person or by Attorney only upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Company has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

     This 16th day of December, 1999.

                                            ------------------------------
                                            For Trident Directors (Cayman) Ltd.
                                            Director

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                                  TRANSFER FORM

For value received I/We ______________________________________________ do hereby transfer unto _______________________________________________
____________________________________________________ shares standing in my/our name in the books of the company whose certificate appears above.

Transferor:__________________________ Date:__________________________


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